UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2004

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-9977 (Commission File Number)	86-0611231 (IRS Employer Identification No.)

8501 E. Princess Drive, Suite 290, Scottsdale, Arizona (Address of Principal Executive Offices)		85255 (Zip Code)

(480) 609-3330
(Registrant’s Telephone Number, Including Area Code)

Meritage Corporation
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On December 23, 2004, the Company entered into the Fifth Amendment to its $400 million unsecured revolving credit agreement. The Fifth Amendment has the effect of modifying and adding certain definitions relating to the definition of guarantees and amending a covenant by increasing the amount of certain types of investments that the Company may invest in from 15% of consolidated tangible net worth to 30% of consolidated tangible net worth. A copy of the Fifth Amendment is included at Exhibit 10.1.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits

10.1   Fifth Amendment to Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2004

MERITAGE CORPORATION

/s/ Larry W. Seay
By:	Larry W. Seay
Chief Financial Officer,
Vice President-Finance and Secretary

2

EXHIBIT INDEX

Exhibit No.		Description

10.1	Fifth Amendment to Credit Agreement

3